UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           October 26, 2018

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                   +1-441-278-4580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Steven J. Hartman, former President and Chief Executive Officer of the Specialty Admitted Insurance segment of James River Group Holdings, Ltd. (the “Company”), left the Company effective October 18, 2018 (the “Separation Date”).

On October 26, 2018, the Company’s subsidiaries, James River Group, Inc., Falls Lake Insurance Management Company, Inc. (“FLIMCO”) and the Company’s other subsidiaries engaged in the specialty admitted insurance business entered into a Separation and Release Agreement with Mr. Hartman (the “Separation Agreement”). Under the Separation Agreement, Mr. Hartman is entitled to receive (i) an amount equal to $497,474.88 (which was equivalent to his annual base salary on the Separation Date) paid in periodic installments in accordance with FLIMCO’s normal payroll practices for a period of 18 months, (ii) the unpaid portion of his bonus for performance during the Company’s 2017 fiscal year, which amount equals $80,107.00, and will be paid on or before March 15, 2019, and (iii) the continuation of coverage under all employee benefit insurance plans in which Mr. Hartman was a participant as of the Separation Date at FLIMCO’s expense, to the extent such post-employment coverage is authorized by the plan; provided, however, that if such coverage is not authorized, then FLIMCO will pay Mr. Hartman a lump sum of $13,572.72. Additionally, Mr. Hartman is entitled to receive an additional separation payment in the gross amount of $497,474.88, which amount is to be paid in a lump sum on or before March 15, 2019 (such payment, along with the separation payments and benefits provided for in the foregoing sentence are referred to collectively as the “Separation Payments”).

The payment of the Separation Payments is contingent upon Mr. Hartman’s compliance with certain confidentiality and non-competition restrictions. To the extent that Mr. Hartman violates any of those restrictions, all of the Separation Payments will cease, and Mr. Hartman will be obligated to return such amounts to FLIMCO.

The Separation Agreement also contains a general release from Mr. Hartman in favor of James River Group, Inc., FLIMCO, their subsidiaries and affiliates (including the Company). In accordance with applicable law, Mr. Hartman may revoke the Separation Agreement for a period of seven-days after he entered into it. The Separation Agreement will not become effective or enforceable until the seven-day revocation period has ended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

James River Group Holdings, Ltd.

Dated: November 1, 2018	By:	/s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer

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